UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

Glacier Enterprises, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-53686
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

c/o Keystone Active Trader LLC

Attn: Geoffrey W Nehrenz, President

13722 Cleveland Avenue NW

Uniontown, OH 44685

(Address of Principal Executive Offices including Zip Code)

330-699-3995

(Registrant’s Telephone Number, including Area Code)

2000 Hamilton Street, #943

Philadelphia, PA 19130

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 26, 2010, William Tay (the “Seller”), completed the sale of 31,026,600 shares of common stock of Glacier Enterprises, Inc., a Delaware corporation (the “Company”), to Keystone Active Trader LLC., an Ohio limited liability company (the “Purchaser”), pursuant to the terms and conditions of a share purchase agreement entered by both parties on February 11, 2010.  The sale resulted in the transfer of 99 percent of the issued and outstanding capital stock of the Company to the Purchaser, which resulted in a change in control of the Company. The description of the material terms of the aforementioned share purchase agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01                      Changes in Control of Registrant

On February 26, 2010, the Seller consummated the sale of 31,026,600 million shares of common stock of the Company to the Purchaser for an aggregate purchase price of $59,990, which constituted 99 percent of the issued and outstanding shares of common stock of the Company.  Following the share purchase transaction, the Purchaser owned a majority controlling interest in the issued and outstanding shares of common stock of the Company.  The consideration necessary to complete the share purchase transaction was provided by the Keystone Fund, the sole shareholder of the Purchaser in the form of a capital contribution to the Purchaser.  Geoffrey W. Nehrenz is the president, secretary and treasurer and sole director of the Purchaser and thus maintains sole voting and investment control with respect to the shares of common stock of the Company held by the Purchaser.  Geoffrey W. Nehrenz is also the President, Secretary and Treasurer and sole director of the Company.

Except as modified by the statements contained in this report, the statements and information included in the Company’s Form 10 General Form for Registration of Securities filed with the Securities and Exchange Commission on June 3, 2009, and as amended on July 14, 2009 and July 29, 2009, are incorporated by reference into this Item.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As provided by the share purchase agreement, William Tay, the President, Secretary and Treasurer and sole director of the Company, resigned on February 17, 2010, and Geoffrey W. Nehrenz replaced such person, as the President, Secretary and Treasurer and sole director of the Company.  Such individual will serve his term as director ending on the date of the next annual meeting of the shareholders of the Company, or until his successor is duly elected or qualified.  The Company does not presently anticipate entering into an employment agreement with Geoffrey W. Nehrenz.  William Tay’s resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01 Exhibits

The following Exhibits are filed herein:

Exhibits

Exhibit 10.1	Share Purchase Agreement dated February 11, 2010 by and between William Tay and Keystone Active Trader LLC.
Exhibit 99.1	Letter of resignation – William Tay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLACIER ENTERPRISES, INC.

(Registrant)

 Dated: February 26, 2010

/s/ Geoffrey W. Nehrenz

By:  ________________________________________________

Geoffrey W. Nehrenz

President, Secretary and Treasurer

Glacier Enterprises, Inc.

Index to Exhibits

Exhibit Number                                                      Description

Exhibit 10.1	Share Purchase Agreement dated February 11, 2010 by and between William Tay and Keystone Active Trader LLC.
Exhibit 99.1	Letter of resignation – William Tay